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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in this Registration Statement of Designer Holdings Ltd. and Designer Finance Trust on Form S-1 of our report dated April 1, 1994 on the combined statements of operations, stockholders' equity and cash flows of Rio Sportswear, Inc. and affiliated companies for the year ended December 31, 1993, appearing in the Prospectus, which is part of the Registration Statement on Form S-1 (File No. 333-13097) of Designer Holdings Ltd. and Designer Finance Trust and to the reference to us under the heading "Experts" in such Registration Statement.

     Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of Rio Sportswear, Inc. and affiliated companies, listed in Item 16 of the Registration Statement on Form S-1 (File No. 333-13097) of Designer Holdings Ltd. and Designer Finance Trust. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP

New York, New York
November 1, 1996